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                                                                       Exhibit A

                            JOINT REPORTING AGREEMENT

         The undersigned, Needham Management Partners, L.P. and George
A. Needham, agree that the statement to which this exhibit is appended is filed on behalf of each of them.


May 29, 2002

                                        NEEDHAM MANAGEMENT PARTNERS, L.P.


                                        By:      /s/ George A. Needham
                                                 ------------------------
                                                 George A. Needham
                                                 Managing General Partner

                                        GEORGE A. NEEDHAM

                                        /s/ George A. Needham
                                        ---------------------
                                        George A. Needham